                                                                   EXHIBIT 10.11


                               THIRD AMENDMENT TO
                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "AMENDMENT") made this 31st day of January, 2000, is by and among O'CHARLEY'S INC., a Tennessee corporation ("ORIGINAL BORROWER"), OCI, INC., a Delaware corporation ("OCI"), O'CHARLEY'S SPORTS BAR, INC., an Alabama corporation ("SPORTS BAR"), AIR TRAVEL SERVICES, INC., a Tennessee corporation ("AIR TRAVEL"), O'CHARLEY'S MANAGEMENT COMPANY, INC., a Tennessee corporation ("MANAGEMENT COMPANY"), DFI, INC., a Tennessee corporation ("DFI"), O'CHARLEY'S RESTAURANT PROPERTIES, LLC, a Delaware limited liability company ("RESTAURANT PROPERTIES"), O'CHARLEY'S SERVICE COMPANY, INC., a Tennessee corporation ("SERVICE COMPANY"; individually, OCI, Sports Bar, Air Travel, Management Company, DFI, Restaurant Properties and Service Company are sometimes referred to herein as an "ADDITIONAL BORROWER" and when referencing two or more of such entities, they are sometimes referred to herein as "ADDITIONAL BORROWERS"; the Original Borrower and the Additional Borrowers are sometimes referred to herein, individually and collectively, as a "BORROWER" and the "BORROWERS"), each of the undersigned Banks, BANK OF AMERICA, N.A., a national banking association, successor in interest by merger to NationsBank, N.A., as a Bank and as Co-Agent, and AMSOUTH BANK, an Alabama state bank, successor in interest by merger to First American National Bank ("AGENT") as a Bank and as Agent for the Banks.

                                    RECITALS:

         Pursuant to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of December 8, 1997 (the "AMENDED AND RESTATED AGREEMENT") by and among the Banks (other than SunTrust Bank) and Bank One, N.A. ("BANK ONE") (herein, the "ORIGINAL BANKS") and the Original Borrower, the Original Banks made certain loans (the "LOANS") in two separate facilities, to the Original Borrower, in an aggregate amount of up to $100,000,000.00. Pursuant to an Assumption Agreement and Amendment to Amended and Restated Revolving Credit Agreement dated December 7, 1998 and an Assumption Agreement and Second Amendment to Amended and Restated Revolving Credit Agreement dated December 8, 1999, the Amended and Restated Agreement was amended to restructure the Loans to, among other things, include the Additional Borrowers as borrowers thereunder and to alter the Original Banks' commitments resulting from Bank One's departure from the credit facility (the Amended and Restated Agreement, as so amended, is hereinafter referred to as the "AGREEMENT"). Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement. The Borrowers have requested that the Banks further restructure the Loans to combine Facility A and Facility B into one Loan Facility, to increase the Commitment of several of the Banks and add SunTrust Bank as an additional Bank, to increase the applicable principal amount of the Loans to $135,000,000.00 and to extend the Loan Termination Date of the Loan Facility and the Swingline Facility, and the Banks are willing to do so, subject, among other things, to execution of this Amendment and satisfaction of the conditions contained herein.

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. SunTrust Bank hereby becomes a Bank under the Agreement and agrees to be bound by the covenants, agreements and obligations of a Bank to the same extent as if it was an original signatory to the Agreement.

         2. Section 1 of the Agreement entitled "DEFINITIONS" is hereby amended by deleting the definition of "Facility B" and changing the definition of "Facility A" to read as follows:

            "Loan Facility" means the $135,000,000.00 revolving line of credit facility described in Section 2.1.

         All references throughout the Agreement to "Facility B" are hereby deleted and all references throughout the Agreement to "Facility A" are hereby changed to "Loan Facility".

         3. Section 1 of the Agreement entitled "DEFINITIONS" is hereby further amended by amending the following definitions:

            "Index Rate" means the rate designated from to time to time by Agent as its "Prime Rate" and references in the Loan Documents to "Index Rate" shall mean such Prime Rate.

            "Loan" means any funds which any Bank has advanced or will advance to the Borrowers on a revolving basis pursuant to its Commitment under the Loan Facility or the Swingline Facility, and shall include advances in the form of letters of credit issued in accordance with the terms of this Agreement, and "Loans" means all such advances by all Banks up to the aggregate amount of One Hundred Thirty-Five Million and 00/100 Dollars ($135,000,000.00).

            "Loan Termination Date" means the earlier of (i) the occurrence of an Event of Default which is not waived by the Agent in accordance with the terms of this Agreement, or (ii) May 31, 2003 (or such later date as may be agreed to by the Banks pursuant to Section 2.9 of this Agreement).

            "Majority Banks" means Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the then aggregate unpaid principal amounts of the Notes held by the Banks, or if no such principal amounts are outstanding, Banks have at least sixty-six and two-thirds percent (66 2/3%) of the Total Commitments. For purposes of determining the Majority Banks, $90,000,000 shall be deemed to be 66 2/3% of the Total Commitments.

            "Note" means a promissory note or notes substantially in the form of Exhibit D-1 attached hereto, duly executed and delivered to the Agent by Borrowers and payable to the order of a Bank in the amount of its Commitment and the Swingline Note, including any amendment, modification, renewal, extension, or replacement thereof, and "Notes" means the Notes of each of the Banks collectively.

            "Total Commitments" means the aggregate of the several Commitments of the Banks in the principal amount of up to One Hundred Thirty-Five Million and 00/100 Dollars ($135,000,000.00), as set forth in Section 2 of this Agreement, including the aggregate of the several Commitments as they may be reduced from time to time.

         4. The second and third sentences of Section 2.1(A) of the Agreement are hereby amended in their entirety to read as follows:

         Subject to the terms and conditions of and relying on the representations, warranties and covenants contained in this Agreement, for a period ending on the Loan Termination Date, each Bank agrees to fund severally, but not jointly, to the Borrowers up to the amount set forth below opposite their names, which for all of the Banks shall be the aggregate maximum principal amount of up to One Hundred Thirty-Five Million and 00/100 Dollars ($135,000,000.00). The maximum Commitment of each of the Banks and its respective percentage of the Total Commitments (the "COMMITMENT PERCENTAGE") of each Bank are as follows:

         Bank                            Commitment Amount       Commitment Percentage
         ----                            -----------------       ---------------------
         AmSouth Bank                       $32,500,000                  24.074%
         Bank of America, N.A.              $32,500,000                  24.074%
         Mercantile Bank
           National Association             $20,000,000                  14.814%
         First Union National
           Bank                             $25,000,000                  18.518%
         SunTrust Bank                      $25,000,000                  18.518%

         5. The first sentence of Section 2.1(B) of the Agreement is hereby amended in its entirety as follows:

         The Loans shall be evidenced by (i) the $32,500,000 Note of Borrower to AmSouth Bank, (ii) the $32,500,000 Note of Borrower to Bank of America, N.A., (iii) the $20,000,000 Note of Borrower to Mercantile Bank National Association, and (iv) the $25,000,000 Note of Borrower to First Union National Bank, and (v) the $25,000,000 Note of Borrowers to SunTrust Bank, which Notes are substantially in the form of Exhibit D-1 attached hereto, with each Note payable in accordance with its terms.

         6. The second, third and fourth sentences of Section 2.1(D) of the Agreement are hereby amended in their entirety to read as follows:

         The Swingline Facility shall be a sublimit of the Loan Facility. All Loans under the Swingline Facility will be Floating Rate Loans. Notwithstanding that the Swingline Facility shall be evidenced by a separate promissory note, the aggregate principal amount of all Loans that may be outstanding at any one time may not exceed $135,000,000.00.

         7. Section 2.1(E) of the Agreement is hereby deleted in its entirety.

         8. The sixth sentence of Section 2.2(A) of the Agreement is hereby deleted in its entirety.

         9. Section 2.4 of the Agreement entitled "Facility Fee" is hereby amended in its entirety to read as follows:

            2.4  Facility Fee.

            Beginning January 31, 2000 until the Loan Termination Date, the Borrower shall pay to the Agent for the account of the Banks a Facility Fee per annum equal to $135,000,000 multiplied by the applicable fee percentage set forth in the Table attached to this Agreement as
         Schedule I-A. All accrued but unpaid Facility Fee due until January 31, 2000 shall be payable pursuant to the Table attached to this Agreement as Schedule I. The Facility Fee shall be payable quarterly, in arrears, on the first business day following each fiscal quarter end, the first such payment being due on March 31, 2000. Any accrued and unpaid Facility Fee shall be paid on the Loan Termination Date.

         10. The first sentence of Section 7.1 of the Agreement is hereby amended in its entirety to read as follows:

         With respect to all funds advanced hereunder or under the Notes, AmSouth Bank, Bank of America, N.A., Mercantile Bank National Association, First Union National Bank, SunTrust Bank shall be obligated to advance, in the aggregate under the Loan Facility, $32,500,000; $32,500,000; $20,000,000; $25,000,000; and $25,000,000;
         respectively, and each such Bank shall own a corresponding undivided interest in this Agreement.

         11. Section 8.5(D) of the Agreement is hereby amended to add the following Bank:

                       SunTrust Bank
                       201 Fourth Avenue North
                       Nashville, TN 37219
                       Attn: Vipul Patel

         12. The first sentence of the second paragraph of Section 8.8 of the Agreement is hereby amended in its entirety to read as follows:

             Notwithstanding any other provision of this Agreement, the Borrower understands that any Bank may at any time enter into participation agreements with one or more participating financial institutions whereby such Bank will allocate certain percentages of its outstanding Loans and/or Commitment to such financial institution or financial institutions.

         13. The following described Exhibits to the Agreement will be modified as of the date of this Amendment by the corresponding Exhibits attached to this
Amendment:

          Exhibits to Agreement to be modified         Modified Exhibits attached to Amendment
          ------------------------------------         ---------------------------------------
                           A                                            A-1
                           B                                            B-1
                           D                                            D-1
                           E                                            E-1
                           F                                            F-1

                           G                                            G-1
                           I                                            I-1
                           J                                            J-1
                           K                                            K-1
                           L                                            L-1
                           M                                            M-1
                           N                                            N-1
                           P                                            P-1

         14. Schedule I to the Agreement setting forth the table for calculating interest rates and facility fees shall be effective through January 30, 2000 and thereafter shall be changed to reflect the table set forth on Schedule I-A to this Amendment.

         15. All references to "First American National Bank" in the Agreement are amended to read "AmSouth Bank".

         16. Conditions. The effectiveness of this Amendment is expressly contingent upon Borrowers' delivery to Agent of the following documents, in form and content acceptable to Agent, in its sole discretion:

             (a) The Notes executed by the Borrowers;

             (b) This Amendment executed by the Borrowers;

             (c) Copies of the resolutions of each Borrowers' governing boards, certified by the secretaries of each Borrower as of the date of this Amendment, authorizing the execution, delivery and performance of this Amendment, the Notes, the other Loan Documents, and each other document to be delivered pursuant hereto;

             (d) Copies of each Borrowers' charter or articles of organization, as applicable, all certified as of the most recent date practicable by the Secretary of State of its incorporation or formation, together with certificates dated the date of this Amendment of each Borrowers' secretary to the effect that such charters or articles of organization have not been amended since the date of the aforesaid Secretary of State certifications;

             (e) Copies of each Borrowers' by-laws or operating agreement, as applicable, all certified by each Borrowers' secretary as of the date of this Amendment;

             (f) Certificates dated as of the date of this Amendment of each Borrowers' secretary as to the incumbency and signatures of the officers of the Borrowers executing this Amendment, the Notes, the other Loan Documents, and each other document to be delivered pursuant hereto;

             (g) Certificates, as of the most recent dates practicable, of the aforesaid Secretary of State, the Secretary of State of each state in which each Borrower is qualified as foreign corporations or entities and of the department of revenue or taxation of the foreign states as to the good standing of each Borrower;

             (h) Written opinions of Bass, Berry & Sims, PLC, each Borrowers' counsel, dated the date of this Amendment and addressed individually to Agents and Banks, in form reasonably satisfactory to the Agents and Banks.

             (i) Payment of the Upfront Fees described in paragraph 17 below, together with all reasonable costs and expenses incurred by Agent in connection with the Amendment, including, without limitation, reasonable attorneys' fees.

         17. Upfront Fees. The Borrowers shall pay to the Agent upon execution of this Amendment, for the account of each of the Banks increasing (in connection with this Amendment and the amendment executed on December 8, 1999) or making available its Commitment Amount, as the case may be, to the Borrower under the Loan Facility and extending the Loan Termination Date for the portion of the Loan formerly described as Facility B, which fees shall be in the aggregate amount of $212,500 and will be distributed to such Banks as follows:


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



        Bank                               Amount for Increased or New      Amount for Extension of Former
        ----                                       Commitment                        Facility B
                                                   ----------                        ----------
        AmSouth Bank                                 $18,750                         $18,055.50
        Bank of America, N.A.                        $18,750                         $18,055.50
        Mercantile Bank
        National Association                         $12,500                         $11,110.50
        First Union National Bank                    $25,000                         $13,888.50
        SunTrust Bank                                $62,500                         $13,888.50

         18. Ratification. Subject to the terms hereof, each Borrower hereby restates and ratifies, as of the date hereof, all the representations, warranties and covenants contained in the Agreement in favor of Agent and Banks, and confirms that the terms and conditions of the Agreement, as amended hereby, remain in full force and effect, that no Event of Default under the Agreement has occurred and continues to exist and that the terms of Article 8 of the Agreement, as hereby amended, shall continue to govern the Agreement and shall govern this Amendment.

         IN WITNESS WHEREOF, the parties hereby have duly executed this Agreement as of the day and year first above written.

AGENT:                                  BORROWER:
-----                                   --------

AMSOUTH BANK                            O'CHARLEY'S INC.

By:                                     By:
   -------------------------------         ---------------------------------
Title:                                  Title:
       ---------------------------             -----------------------------


CO-AGENT:                               OCI, INC.
--------

BANK OF AMERICA, N.A.                   By:
                                            --------------------------------
By:                                     Title:
   -------------------------------             -----------------------------
Title:
       ---------------------------      O'CHARLEY'S SPORTS BAR, INC.

                                        By:
BANKS:                                      --------------------------------
-----                                   Title:
                                               -----------------------------
AMSOUTH BANK
                                        AIR TRAVEL SERVICES, INC.
By:
    ------------------------------      By:
Title:                                      --------------------------------
       ---------------------------      Title:
                                               -----------------------------
BANK OF AMERICA, N.A.
                                        O'CHARLEY'S MANAGEMENT
By:                                     COMPANY, INC.
    ------------------------------
Title:                                  By:
       ---------------------------          --------------------------------
                                        Title:
                                               -----------------------------
MERCANTILE BANK, NATIONAL
ASSOCIATION                             DFI, INC.

By:                                     By:
    ------------------------------          --------------------------------
Title:                                  Title:
       ---------------------------             -----------------------------

FIRST UNION NATIONAL BANK               O'CHARLEY'S RESTAURANT
                                        PROPERTIES, LLC

By:                                     By:
    ------------------------------          --------------------------------
Title:                                  Title:
       ---------------------------             -----------------------------

SUNTRUST BANK                           O'CHARLEY'S SERVICE COMPANY, INC.

By:                                     By:
    ------------------------------          --------------------------------
Title:                                  Title:
       ---------------------------             -----------------------------



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




                                Modified Exhibits

                                  Schedule I-A

------------------------------------------------------------------------------------------------------
                   Funded Debt to      Applicable Index     Applicable LIBOR
                      EBITDA               Margin                 Margin              Facility Fee
------------------------------------------------------------------------------------------------------
Tier I          Below 1.90                  .50%                    .75%                  .125%
------------------------------------------------------------------------------------------------------
Tier II         Between 1.90 and            .50%                    .85%                   .15%
                2.35 (including 1.90)
------------------------------------------------------------------------------------------------------
Tier III        2.35 and above              .50%                   1.10%                   .15%
------------------------------------------------------------------------------------------------------


I.       Interest Rate Margins

         The applicable Margin is indicated in the Table. The Applicable Index Margin is subtracted from the Index Rate in the case of Floating Rate Loans, and the Applicable LIBOR Margin is added to the LIBOR Rate in the case of LIBOR Loans. The Applicable Index Margin for Floating Rate Loans shall be 50 basis points (.50%) at all times. The Applicable LIBOR Margin for LIBOR Loans shall adjust at the end of each applicable Eurodollar Interest Period but, in no event, earlier than five (5) days after the receipt by the Agent of the Borrower's compliance certificate confirming the Borrower's financial ratios for the preceding quarter.

II.      Facility Fee

         The applicable Facility Fee for the Loan Facility is indicated in the Table. The applicable Facility Fee for the Loan Facility shall adjust quarterly to reflect changes in the Funded Debt to EBITDA Ratio effective as of the first day of the fiscal quarter immediately following the period covered by the quarterly compliance certificate submitted to Bank in accordance with this Agreement.